     As filed with the Securities and Exchange Commission on June 4, 1999
                                                       Registration No. 333-1182

       =================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ----------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                  TO FORM SB-2
                                       ON
                                    FORM S-3

                             REGISTRATION STATEMENT

                                     Under
                           THE SECURITIES ACT OF 1933

                                  ----------

                       THE ASHTON TECHNOLOGY GROUP, INC.
             (Exact name of registrant as specified in its charter)


                  Delaware                                  22-6650372
(State or other jurisdiction of incorporation   (I.R.S. Employer Identification
              or organization)                                  No.)

                         1900 Market Street, Suite 701
                        Philadelphia, Pennsylvania 19103
                                 (215) 751-1900
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Fredric W.  Rittereiser
                      Chairman and Chief Executive Officer
                       The Ashton Technology Group, Inc.
                         1900 Market Street, Suite 701
                        Philadelphia, Pennsylvania 19103
                                 (215) 751-1900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ----------

                                   Copies to:
                             Justin P. Klein, Esq.
                     Ballard Spahr Andrews & Ingersoll, LLP
                         1735 Market Street, 51st Floor
                            Philadelphia, PA  19103
                                 (215) 665-8500

                                  ----------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of this Post-Effective Amendment.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                 _____________

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

       =================================================================



                                EXPLANATORY NOTE

Pursuant to Section 10(a)(3) and Rule 401(e) of the Securities Act of 1933, the Registrant is filing this post-effective amendment to Form SB-2 on Form S-3 to update the information contained in the prospectus included in Registration Statement No. 333-1182, which was originally filed on February 8, 1996 and declared effective on May 2, 1996.

                   SUBJECT TO COMPLETION; DATED JUNE 4, 1999
                                   PROSPECTUS

--------------------------------------------------------------------------------

                       THE ASHTON TECHNOLOGY GROUP, INC.

--------------------------------------------------------------------------------

The purpose of this Prospectus is to update our prospectus dated May 7, 1996 which was prepared for our initial public offering. That prospectus became outdated on September 7, 1997. This Prospectus contains current information about us.

This Prospectus covers offers and sales of:

    2,868,100 shares of Common Stock underlying Redeemable Common Stock Purchase Warrants, including:

         . 2,150,000 shares of common stock issuable upon exercise of the 2,150,000 redeemable common stock purchase warrants sold in our initial public offering on May 2, 1996.

         . 322,500 shares of common stock issuable upon exercise of the 322,500 redeemable common stock purchase warrants sold to the public pursuant to an over-allotment option granted to the Underwriters in connection with our initial public offering.

         . 197,800 shares of common stock issuable from time to time upon the exercise of the 197,800 redeemable common stock purchase warrants underlying the Representative's Warrants to Purchase Common Stock (the "Representative's Warrants") issued in connection with our initial public offering on May 2, 1996.

         . 197,800 shares of common stock issuable from time to time upon the exercise of the 197,800 warrants granted to the Representative on the exercise of the Representative's Warrants ("Representative's Second Tier Warrants").

    197,800 Redeemable Common Stock Purchase Warrants (the "Representative's Second Tier Warrants"),

         .    Issuable from time to time upon exercise of 197,800
              Representative's Warrants to Purchase Warrants issued in connection with our initial public offering on May 2, 1996.

         . Exercisable through May 2, 2002 to purchase one (1) share of our common stock at a price of $5.85 per share, which will result in gross proceeds to us of $1,157,130 if all 197,800 redeemable common stock purchase warrants are exercised by paying cash.

         . Redeemable by us upon thirty (30) days notice at a redemption price of $.25 per warrant, but only if certain conditions are met. See "Description of Securities - Warrants."

--------------------------------------------------------------------------------

    The common stock and the redeemable common stock purchase warrants are listed on The Nasdaq Small Cap Market under the trading symbols,
                       "ASTN" and "ASTNW," respectively.

--------------------------------------------------------------------------------

 For a discussion of certain matters that you should consider in evaluating an investment in these securities, see the "Risk Factors" beginning on page 4.

--------------------------------------------------------------------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                 The date of this prospectus is June 4, 1999.

PROSPECTUS SUMMARY

We filed a registration statement (No. 333-1182), in connection with our initial public offering (the "IPO") of common stock, redeemable common stock purchase warrants and other classes of warrants. Our registration statement became effective on May 2, 1996. First Union Equities Corporation (the "Representative") and Gaines Berland Inc. (together with the Representative, the "Underwriters") exercised their over-allotment option on May 7, 1996. This prospectus updates the information about us contained in the prospectus we used in connection with the IPO.

This prospectus offers an aggregate of 2,868,100 shares of common stock underlying the redeemable common stock purchase warrants issued to the public (the "IPO Warrants"), including pursuant to an over-allotment option granted to the Underwriters in connection with our IPO (the "Underwriters' Over-allotment Warrants" and all warrants issued to the public, the "Public Warrants"), the Representative's Warrants and the Representative's Second Tier Warrants, and 197,800 redeemable common stock purchase warrants (the "Representative's Second Tier Warrants") issued to the Representative. Each Public Warrant entitles the holder to purchase one (1) share of our common stock for $5.85 before May 2, 2002. The number of shares of common stock underlying the Public Warrants may be adjusted from time to time under certain circumstances.

After May 2, 1997, we have the right to redeem the Public Warrants at any time at $.25 per warrant if the average closing bid of our stock price exceeds $6.75 per share for twenty (20) consecutive trading days. We must give Public Warrant holders thirty (30) days notice prior to the date of redemption, if our Board of Directors approves the redemption of the Public Warrants. As of the date of this prospectus, we have not given this notice of redemption. Since our IPO, our common stock and the Public Warrants have traded separately on The Nasdaq SmallCap Market. The net proceeds from our IPO were used to extinguish our outstanding debt prior to the IPO, for general corporate purposes and to fund our development of new and existing products.

The common stock, the Public Warrants, the Representative's Warrants and the Representative's Second Tier Warrants involve a high degree of risk. If you want to invest in our common stock, Public Warrants, the Representative's Warrants or the Representative's Second Tier Warrants you should read this prospectus carefully, especially the section titled "Risk Factors."

We are primarily engaged in the development and commercialization of online transaction systems for participants in the U.S. and international financial markets. We were founded in 1994 to take advantage of commercial opportunities through the application of advanced telecommunication and computing technologies to the area of electronic commerce. Currently, we are organized as a parent company with four subsidiaries. The subsidiaries are:

  .  Universal Trading Technologies Corporation

  .  Gomez Advisors, Inc.

  .  Electronic Market Center, Inc.

  .  ATG(TM) International, Inc.

References herein to "us", "our", "we", the "Company" or "Ashton" include Ashton and its subsidiaries, unless the context indicates otherwise. We maintain our principal offices at 1900 Market Street, Suite 701, Philadelphia, PA 19103. Our telephone number at that address is (215) 751-1900.

Universal Trading Technologies Corporation

UTTC develops, markets and operates electronic pricing and transactional systems for securities trading markets. UTTC's target customers are professional investors, which include broker-dealers, pension plans, sponsors, institutional money managers and mutual funds. We believe these professional investors would benefit from UTTC's proprietary technologies and pricing mechanisms, which are expected to allow them to trade efficiently and cost effectively in a password-protected encrypted electronic trading environment. UTTC has developed the Volume Weighted Average Price(TM) ("VWAP(TM)") Trading System ("VTS"), an electronic securities pricing and transaction system for trading exchange-listed and Nasdaq Stock Market securities.

In 1995, UTTC entered into an agreement with the Philadelphia Stock Exchange, or the PHLX, to deploy the VTS as a facility of the PHLX, for a term of five years commencing from the date VTS becomes operational. Operation of the system was contingent upon approval by the SEC of a rule proposal filed by the PHLX. On March 24, 1999, the SEC approved this rule proposal.

At the request of regulatory bodies, we agreed to operate the VTS through REB Securities, Inc. as a facility of the PHLX. REB is a wholly owned broker-dealer subsidiary of UTTC. REB was admitted to membership on the PHLX subject to its acquisition of a seat on the PHLX stock exchange, which was obtained in March 1999. Management anticipates commencing operation of the VTS through REB during our fiscal year ending March 31, 2000. However, this expectation is a forward-looking statement, and there can be no assurance VTS will commence operations as planned, due, among other things, to the risks identified beginning on page 4. We have completed joint, full-scale production testing of the VTS and PHLX systems.

NextExchange is a wholly owned subsidiary of UTTC that was created to commercialize recent rules regarding non-mutualized, "for-profit" securities exchanges.

Croix Securities, Inc. is a wholly owned subsidiary of UTTC. We have applied to the NASD to operate Croix as a registered broker-dealer.

Gomez Advisors, Inc.

We formed GA in May 1997 in conjunction with Julio Gomez, John Robb, and Dr. Alex Stein. GA helps customers and businesses transact business online. GA delivers, via the Internet, interactive content and tools, that provide decision support for customers and businesses to more efficiently engage in e-commerce. The proprietary methodology underlying GA's products and services defines and measures the elements of quality in e-commerce. GA provides e-commerce consumers with unique research and data services to assist them in all aspects of the e-commerce purchasing decision.

Prior to January 22, 1999, GA operated as our wholly owned subsidiary. Upon GA's formation in May 1997, we paid $25,000 to GA as consideration for 1,000 shares of GA common stock and also agreed to provide advances to fund GA's operations in the amount of $1,475,000.

By January 22, 1999, we had fully funded our commitment to GA. On January 22, 1999, we entered an exchange agreement with Julio Gomez, John Robb, Alexander Stein, and certain of our management. Pursuant to the exchange agreement Julio Gomez, Alexander Stein, and John Robb own 23.5% of GA's equity securities while we and certain of our management own 76.5% of GA's equity securities, not accounting for any conversion of GA's preferred stock.

Electronic Market Center, Inc.

EMC is a wholly owned subsidiary that is expected to operate and market our to-be-developed open finance system, the Electronic Market Center, or eMC. We are designing eMC for interactive market access by member users and to provide a global electronic distribution channel for all types of financial products and services. While we have designed the specifications for the eMC, there can be no assurance that we will be able to finance its development or to actually develop such a finance system. See "Risk Factors."

ATG(TM) International, Inc.

ATG International is a wholly owned subsidiary that was created to develop proprietary online transaction systems for global financial markets. The international markets represent potentially significant growth for the application of ATG's technology and skills. In November 1997, we entered into a strategic initiative with Tianjin New Hong Chen Technology & Trading Company to introduce Ashton's online trading technology and systems to the financial markets in China.

                         ------------------------------

Except for GA, all of the subsidiaries described above are in the development stage and are subject to significant risks associated with development stage businesses. None of Ashton's current subsidiaries other than GA has realized any revenue to date.

The foregoing summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus and in documents incorporated by reference into this prospectus. Unless otherwise indicated, all information with regard to our capital stock in this prospectus, including share and per share information, assumes no exercise of our outstanding options and warrants.

RISK FACTORS

In addition to the other information contained or incorporated by reference in this prospectus, prospective investors should consider carefully the following risk factors in evaluating an investment in our securities. If any of the following risks actually occur, our financial performance or business outlook could be adversely affected, the trading price of our securities could decline, and you might lose all or part of your investment.

Risks Related to Our Company

We have a limited operating history and a large accumulated deficit

We have never realized any operating profit and have generated a significant accumulated deficit as a result of our reported losses. We were founded in 1994 as a development stage company with no operating history. Other than revenues from a subsidiary which we sold in November 1997, our only source of revenue has been GA, which was formed on May 22, 1997. Due to a financial restructuring of GA in January 1999, and a private placement of GA's securities in April 1999, our equity interest in GA has decreased from 100% to approximately 50.4% assuming conversion of GA's preferred stock. Our unaudited revenue for the fiscal year ended March 31, 1999 was $1.5 million.

We will need additional financing

We intend to raise additional financing to implement the VTS and to develop new products, including full-scale development of eMC, NextExchange and other products. The financing may not be available on attractive terms or at all. The financing may take the form of spin-offs, joint ventures, equity offerings or other collaborative relationships, which may require us to share ownership and revenue. These financing strategies could impose operating restrictions on us or be dilutive to holders of our common stock. This projection is a forward-looking statement and our actual methods of financing could differ materially from those anticipated.

Our current private financing under the Private Equity Line of Credit Agreement with certain investors, which we obtained in April 1998, should provide sufficient working capital for the next four fiscal quarters. However, in order for us to receive all of the proceeds of this financing, we must comply with all of the requirements to allow us to exercise put rights under that Line of Credit or renegotiate the terms of the Line of Credit. There can be no assurance that we will comply with all of these requirements or be able to renegotiate the terms of the Line of Credit. If we do not comply, the proceeds of the financing will be unavailable to us.

Future conversion of our preferred stock or exercise of our put rights may depress our stock price

We have two classes of preferred stock outstanding, Series A and Series B Convertible Preferred Stock. The conversion of all classes of our preferred stock may result in substantial dilution to the percentage ownership of current stockholders. The conversion formulas for the Series A Convertible PIK Preferred Stock and Series B Convertible Preferred Stock are fixed.

In addition, the put rights available to us under the terms of the Line of Credit enable us to issue additional shares of common stock to certain of the Company's stockholders. The put price for these shares of common stock is not fixed and could result in a larger number of shares to be issued than anticipated. The shares of Convertible Preferred Stock are not registered and may be sold only if registered under the Securities Act or sold in accordance with an exemption from registration, such as Rule 144. However, holders of 67% of the Series A Convertible PIK Preferred Stock and Series B Convertible Preferred Stock, respectively, are entitled to demand registration of the shares of common stock underlying their convertible preferred shares on one occasion after February 18, 1998.

We do not expect to pay dividends

We have not paid or declared any cash dividends upon our common stock since our inception. We do not intend to pay cash dividends on our common stock. While there are no contractual limitations on our ability to pay common stock dividends, based on our present financial status and contemplated future financial requirements, we do not anticipate declaring any cash dividends on the common stock. Our Board of Directors has discretion to pay cash dividends on our common stock and on our Series A and Series B Convertible Preferred Stock. In determining whether to pay dividends, the Board of Directors considers many factors including our earnings, capital requirements and financial condition. The effect of our election not to pay dividends will help ensure that all of our resources will be reinvested in the Company. However, you will not receive regular payments of any dividends for the foreseeable future and the return on your investment may be lower than anticipated.

We must maintain requirements for quotation on The Nasdaq Smallcap Market

Our common stock and warrants have been approved for quotation on The Nasdaq SmallCap Market. The rules of The Nasdaq SmallCap establish criteria for continued quotation of securities on The Nasdaq SmallCap. Currently, we comply with each of these requirements. While we expect to meet such criteria, there can be no assurance we will be able to maintain the standards for continued quotation. If we fail to meet the standards for continued quotation, our stock may be delisted or no longer quoted and the market for our securities may be affected adversely. This may result in lower liquidity for our common stock and warrants and any holders of those securities may be unable to sell their securities. Trading in those securities would thereafter be conducted in the over-the-counter market, in what are commonly referred to as the "pink sheets." If this were to occur, an investor would find it more difficult to sell, or to obtain accurate quotations as to the price of, the securities.

Risks Related to Our Management

We depend on key employees

Our future success depends upon the continued service of certain of our executive officers and key technology personnel. If we lost the services of one or more of our key employees it could have a material adverse effect on our business. In particular, the services of Fredric W. Rittereiser, Fred
S. Weingard, Arthur J. Bacci, and William W. Uchimoto, would be difficult to replace. Our subsidiary, GA, is dependent upon the services of Julio Gomez, Dr.
Alex Stein and John Robb.   We have entered into multi-year employment
agreements with Messrs. Weingard, Bacci, Gomez, Stein, Robb and certain other officers. We have obtained "key-man" life insurance on each of these individuals. We further believe our future success will depend upon our ability to attract and retain additional highly skilled technical, managerial, sales and marketing personnel. Competition for such personnel in the information technology development industry is intense. If we are unable to attract and retain such personnel, it could have a material adverse effect on our business, operating results, and consolidated financial operations.

Our directors and officers may be able to exert control

Because our Certificate of Incorporation provides no cumulative voting rights, our directors and officers, acting together, are in a position to exert significant influence on the election of the members of the Board of Directors of Ashton and each of its subsidiaries and on most corporate actions, as well as any actions requiring the approval of stockholders, such as mergers and acquisitions. Our directors and officers beneficially own approximately 3.8% of the outstanding shares of our common stock. In addition, directors and officers have been granted options to purchase our common stock, many of which will vest on July 15, 1999. Should all these options be exercised and converted into common stock, the directors and officers would own 20.7% of the outstanding shares of common stock.

Risks Related to Our Products

Government regulation impacts many of our business strategies

UTTC, REB and Croix will be subject to regulation by the SEC, various states, the PHLX, and other self-regulatory organizations such as the NASD, which are charged with protecting the interests of the investing public and the integrity of the securities markets. Each of these regulatory areas are subject to change and the timing of any changes could impact our ability to launch new products.

Any failure to comply with the rules or regulations established by the SEC, NASD, PHLX or other self-regulatory entities may also subject us to suspension or penalties that could have a material adverse effect on our business, operating results, and consolidated financial operations.

For example, on April 21, 1999, the SEC adopted new rules and rule amendments that deregulated the way exchanges operate. As a result, alternative trading systems, or ATSs, such as our VTS, are able to operate in conjunction with or independently from traditional securities exchanges. The new ATS regulations permit, among other things, ATSs to choose whether to register as national securities exchanges or to register as broker-dealers. In addition, the SEC adopted regulatory amendments that permit registered exchanges such as the PHLX to introduce pilot trading systems for up to two years without preliminary SEC approval.

We will depend on high trading volumes

Our future revenues from UTTC will depend on the volume of securities traded on our systems. Variations in transaction volume could result in significant volatility in operating results. National and international economic and political conditions and broad trends may affect securities trading volumes. As important, acceptance of our products by financial market participants is necessary to generate sufficient trading volumes. Any one or all of these factors could result in lower share volumes offered through the VTS and could adversely impact our results of operations once the VTS becomes operational.

We may be exposed to risks of software "bugs", errors and malfunctions

Complex software such as ours often contains undetected errors, defects or imperfections (often referred to as "bugs"). Despite rigorous testing, the VTS could still be subject to various risks associated with systems errors and malfunctions and employee errors. These bugs could result in service interruptions. In addition, because our products often work with software developed by others, including customers, bugs in others' software could damage the marketability and reputation of our products. Given the competitive environment for electronic equity trading execution, investors could elect to use our competitors' products on a temporary or permanent basis to complete their trades. Prolonged service interruptions resulting from natural disasters could also result in decreased trading volumes and the loss of customers.

We may be exposed to year 2000 risks

Computer systems and/or software products used by many companies may need to be upgraded to comply with such year 2000 requirements, the Y2K problem. Many currently installed computer systems and software products are designed to accept only two digit entries in the date code field. Beginning in the year 2000, these code fields will need to accept four digit entries to distinguish 21/st/ century dates.

We believe none of the applications we have developed or the critical internal systems and equipment used by us present Y2K issues. However, our systems interact electronically and operationally with software, hardware and equipment outside of our control. We also depend on third parties for services such as telecommunications. We are currently evaluating the public disclosures made by our key vendors. However, we are not independently verifying the Y2K compliance of these vendors. If our vendors are not Y2K compliant, this could adversely affect our business and results of operations. Y2K compliance issues could also cause a significant number of companies, including our potential customers, to experience problems that impact us.

We cannot assure you that we will not experience unanticipated negative consequences, including material costs caused by undetected errors or defects in the technology used in our internal systems. If it should come to our attention that certain of our services or systems need modification, or certain of our third-party hardware and software is not year 2000 compliant, then we will seek modifications to our services, systems and hardware and software on a timely basis. This Year 2000 risk disclosure is a forward looking statement, however, and there can be no assurance that we will be able to modify our services, systems, hardware and software on a timely basis, if at all.

We may be exposed to risks of intellectual property infringement

We regard our products and the research and development that went into developing them as property. Unauthorized third parties could copy or reverse engineer certain portions of our products or obtain or use information that we regard as proprietary. Nondisclosure and other contractual arrangements used to protect our proprietary rights could be breached and we may not have adequate remedies for any breach. We cannot be sure the actions we have undertaken or are contemplating will be adequate to deter misappropriation of proprietary information or enable us to detect unauthorized use of proprietary information. If faced with these situations we may not be able to afford the high cost required to enforce intellectual property rights or we may not have adequate remedies for any breach.

In addition, our trade secrets could become known to or be independently developed by our competitors. While our competitive position may be adversely affected by the unauthorized use of our proprietary information, we believe the ability to protect fully our intellectual property is less significant to our success than other factors, such as the knowledge, ability and experience of our employees and our ongoing product development and customer support activities.

We rely primarily on a combination of trademark and trade secret protection, employee and third party confidentiality and non-disclosure agreements, license agreements, and other intellectual property protection methods to protect these property rights. However, we do not currently hold any material patents in or have we filed for copyright protection relating to current product lines. We are currently considering whether to patent or copyright certain aspects of our product line, including the method for pricing securities traded on the VWAP system.

Although we believe our services and products do not infringe on the intellectual property rights of others, there can be no assurance that third parties will not assert infringement claims against us in the future. Any such assertions by third parties could result in costly litigation, in which we may not prevail. Also, in such event, we may be unable to license any patents or other intellectual property rights from third parties on commercially reasonable terms, if at all. Litigation, regardless of its outcome, could also result in substantial cost and diversion of our resources. Any infringement claims or other litigation against us could materially impact our business, operating results, and consolidated financial condition.

Risks Related to Our Industry

Our industry is highly competitive

With the SEC's approval of new regulations governing ATSs, there are now lower barriers to entering the securities trading markets by alternative trading systems. The regulatory and operating environment for these entities has been undergoing significant changes. We could face increased competition should these exchanges take steps to retain transaction volume or to compete with the VTS system by establishing similar trading systems. We could also face intense competition from other alternative trading systems that seek to take advantage of the new SEC regulations.

The success of our VTS system is heavily dependent upon the acceptance of the product by institutional investors. Failure to obtain such acceptance could result in lower volumes and a lack of liquidity on the VTS. Market and customer acceptance of the VTS will depend upon, among other things, VTS's operational performance, which has only recently been beta-tested in the environment of equity market trading. In addition, once operational, the VTS's institutional customers may discontinue use of the VTS at any time. While we continue to solicit customers to use the VTS, there can be no assurance that we will attract a sufficient number of customers to the VTS.

Our products compete with other electronic trading systems, including Instinet Corporation's Instinet system, Investment Technology Group Inc.'s POSIT system, and OptiMark Technologies, Inc.'s OptiMark system. We also compete with other companies that develop proprietary electronic trading systems. We believe that the key competitive criteria include quality of trade execution, pricing, and reliability of trade processing and settlement operations. Although we feel the VTS will offer improved trading performance, trading flexibility and commercial benefits, there is no assurance that the VTS will be accepted by an extended customer base. Nor can we be sure our products will be able to address adequately the competitive criteria in a manner that results in a competitive advantage. We also compete with various national, regional and foreign securities exchanges for trade execution services.

GA competes in the market for e-commerce research products with Jupiter Communications, Forrester Research, Inc., Media Metric, Inc., Gartner Group, Inc., and Keynote Systems, Inc. and evaluation services and publications, such as, Dow Jones, Barrons and Smart Money. Indirect competitors include the
               -------     -----------
internal planning and marketing staffs of GA's current and prospective clients as well as other information providers, such as electronic and print publishing companies, survey-based general market research firms and general business consulting firms. GA also competes directly and indirectly for online advertising and sponsorship revenues with established search engines, such as Yahoo, Excite and Lycos, and other web sites, especially sites that provide e-commerce information, such as bizrate, Comparate and go to net.

There are relatively few barriers to entry into GA's market and new competitors could seek to compete against GA in one or more market segments. These competitors may have substantially longer operating histories brand recognition, larger customer and user bases and significantly greater financial, technical and marketing resources than GA. There can be no assurance that GA will be able to compete successfully against existing or new competitors.

Our automated trade execution and analytical services, including eMC will also compete with services offered by leading brokerage firms and other information service and transaction processing firms. Many of our competitors have substantially greater financial, research, development and other resources than we and many of their products have substantial operating histories. While we believe our products, when operational, will offer certain competitive advantages, our ability to maintain these advantages will require continued investment in the development of additional marketing activities and customer support services. We may be unable to marshal sufficient resources to continue to make this investment while our competitors may continue to devote significantly more resources to competing services.

Our markets will undergo rapid changes in technology

The technologies underlying our products and services are subject to rapid evolution and change. Our future success depends upon our ability to respond quickly and successfully to technological advances by developing and introducing new and improved products and services. We may not be able to respond to such advances. Competitors, including those with greater financial and other resources, could also succeed in developing technologies, products, or services that could be superior to ours.

The impact of extended trading hours

The national stock exchanges, including The Nasdaq Stock Market, are considering whether to extend their trading hours for several hours beyond the current close of the market at 4:00 p.m. Eastern Standard Time. No one can predict what effect, if any, the extension of trading hours will have on electronic trading systems designed to operate during the previous standard trading day. We may have to redesign certain aspects of VTS to accommodate a larger trading day and, if the cost to do so will be material, this may have a material adverse impact on our financial operations and performance.

USE OF PROCEEDS

The 2,868,100 shares of common stock offered by this prospectus consist of the following:

     .    2,150,000 shares of common stock underlying the IPO Warrants;

     . 322,500 shares of common stock underlying the Underwriters' Over-allotment Warrants;

     .    197,800 shares underlying the Representative's Warrants;

     .    197,800 shares underlying the Representative's Second Tier Warrants.

We will not receive any proceeds from the resale of our common stock issued to the public, to the Representative or to the Underwriters.

We will, however, receive proceeds from the following:

     .    the exercise of the 2,150,000 of our IPO Warrants;

     .    the exercise of the 322,500 Underwriters' Over-allotment Warrants;

     .    the exercise of 197,800 Representative's Warrants;

     .    the exercise of 197,800 Representative's Second Tier Warrants.

See "Description of Capital Stock - Warrants." We anticipate that the proceeds which we receive from the exercise of the Public Warrants, Representative's Warrants and Representative's Warrants to Purchase Warrants will be applied to provide additional working capital. Assuming that the number of these outstanding exercisable warrants are not adjusted, redeemed or the exercise price is not otherwise modified, the Company would receive gross proceeds of up to $16,778,385 from the exercise of all of these warrants if such warrants were exercised in exchange for cash. However, our gross proceeds would be less if the Representative exercises all or part of its warrants pursuant to a "cashless exercise". Should we exercise our right to redeem these warrants, we would have to pay warrant holders approximately $717,025 to redeem all outstanding warrants.

Due to our inability to precisely forecast the number of outstanding warrants which may be exercised, we are unable to predict the precise amount of financing, if any, or the precise period when we may obtain financing, if at all, apart from the expiration dates of the various outstanding warrants. Our future financing needs are a function of our projected sales growth and potential business or product developments, neither of which can be predicted with any degree of certainty. We may need to seek funds through loans or other financing arrangements in the future, and there can be no assurance that we will be able to make these arrangements in the future should the need arise. See "Risk Factors - We may need additional financing."

PLAN OF DISTRIBUTION

All of our shares of common stock and warrants covered by this prospectus are being registered for the accounts of the beneficial owners of those securities. There can be no assurance that all or any of the shares of common stock or the Representative's Second Tier Warrants offered hereby will be issued to, or sold by, the holders of the Public Warrants or the Representative, as the case may be. The holders of the Public Warrants or the Representative and any brokers, dealers, or agents, upon effecting the sale of any of the shares of common stock or the Representative's Warrants offered hereby, may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations thereunder.

Common Stock Underlying Public Warrants

We are offering 2,472,500 shares of common stock issuable upon the exercise of the Public Warrants. This is comprised of 2,150,000 shares of common stock underlying warrants offered to the public and 322,500 shares of common stock underlying warrants offered to the underwriters pursuant to an over-allotment option. No underwriter or placement agent has been engaged to assist us in this regard and no commissions or similar compensation will be paid to any person. Holders of common stock underlying the Public Warrants may resell the shares from time to time in transactions (including block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the common stock or a combination of such sales methods, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. Holders of common stock underlying the Public Warrants may effect such transactions by selling the common stock directly to purchasers or through broker-dealers that may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions on the sale from the person selling the common stock and/or the purchasers of the common stock. The broker-dealer may act as agent, as principal, or both. The broker-dealer's compensation might be in excess of customary commissions.

Common Stock Underlying Representative's Warrants

We are offering 197,800 shares of common stock underlying the Representative's Warrants. No underwriter or placement agent has been engaged to assist us in this regard and no commissions or similar compensation will be paid to any person. Holders of common stock underlying the Representative's Warrants may resell the shares from time to time in transactions (including block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the common stock or a combination of such sales methods, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. Holders of common stock underlying the Representative's Warrants may effect such transactions by selling the common stock directly to purchasers or through broker-dealers that may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions on the sale from the person selling the common stock and/or the purchasers of the common stock. The broker-dealer may act as agent, as principal, or both. The broker-dealer's compensation might be in excess of customary commissions.

Representative's Second Tier Warrants

This prospectus also relates to our offering of 197,800 Representative's Second Tier Warrants. The Representative's Second Tier Warrants were issued to the Representative as partial compensation for its services in connection with the IPO.

We do not have the right to compel the exercise of any of the Representative's Second Tier Warrants and no person has committed to exercising them. Whether any of the Representative's Second Tier Warrants are exercised will depend on several factors, including the prevailing market prices of the Public Warrants and of our common stock, the liquidity of those markets, if any, and the personal investment objectives of the holders of the Representative's Second Tier Warrants. Accordingly, there can be no assurance of the number, if any, of shares that will be purchased pursuant to the exercise of the Representative's Second Tier Warrants. We intend to use our best efforts to maintain a current prospectus until the Representative's Second Tier Warrants expire, until they are all exercised, or until we redeem them, whichever occurs earlier. At any time after May 2, 1997, we may redeem the Representative's Second Tier Warrants.

Common Stock Underlying Representative's Second Tier Warrants

This prospectus also relates to 197,800 shares of Common Stock underlying the Representative's Second Tier Warrants. No underwriter or placement agent has been engaged to assist us in this regard and no commissions or similar compensation will be paid to any person. Holders of common stock underlying the Representative's Second Tier Warrants may resell the shares from time to time in transactions (including block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the common stock or a combination of such sales methods, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. Holders of common stock underlying the Representative's Second Tier Warrants may effect such transactions by selling the common stock directly to purchasers or through broker-dealers that may act as agents or principals. The broker-dealers that may receive compensation in the form of discounts, concessions or commissions on the sale from the persons selling the common stock and/or the purchasers of the common stock. The broker-dealer may act as agent, as principal, or both. The broker-dealer's compensation might be in excess of customary commissions.

DESCRIPTION OF CAPITAL STOCK

As of May 25, 1999, the authorized capital stock of the Company consisted of 60,000,000 shares of common stock, par value $.01 per share, of which 22,342,625 were issued and outstanding, and 3,000,000 shares of Preferred Stock, of which 312,763 were issued and outstanding.

Common Stock

Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive such dividends, if any, that are declared by the Board of Directors. The common stock has no other rights attached to it and there are no preemptive or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and all the shares of common stock offered by the Company hereby will, when issued, be fully paid and non-assessable. If all of the shares of common stock offered hereby, or if we issue any additional shares of common stock, your rights as holders of common stock could be affected, your proportionate ownership interest in the Company could be diluted and the value of your common stock could be reduced.

Preferred Stock

We are authorized to issue up to 3,000,000 shares of Preferred Stock. We have already issued the following five series:

 .    251,969 shares of Series A Convertible PIK Preferred Stock;

 .    592,500 shares of Series B Convertible Preferred Stock;

 .    55,000 shares of Series C Convertible Preferred Stock;

 .    3.17 shares of Series D Convertible Preferred Stock; and

 .    2.1 shares of Series E Convertible Preferred Stock.

All of the Series C, Series D and Series E Convertible Preferred Stock have already been converted and retired by the Company. The Company may issue further series of Preferred Stock. The Board of Directors will determine the terms of any future series without input from our stockholders. The terms of any issuance of Preferred Stock may include voting rights (including the right to vote as a series on particular matters) which could be superior to those of the shares of common stock, may have preferences over the shares of common stock as to dividends and distributions in liquidation,conversion and redemption rights (including the right to convert into shares of common stock) and sinking fund provisions. If we issue additional Preferred Stock, your rights as holders of common stock could be affected, your proportionate ownership interest in the Company could be diluted and the value of your common stock could be reduced.

On April 2, 1998, we entered into a Private Equity Line of Credit Agreement (the "Line of Credit"), with certain of the Company's stockholders (the "Line of Credit Stockholders"), among others. Pursuant to the Line of Credit, we were granted put rights allowing us to cause the Line of Credit Stockholders to purchase up to $13,000,000 in common stock at certain intervals, and at certain volumes and prices so long as required conditions are met, of which there can be no assurance. The number of shares to be purchased by the Line of Credit Stockholders is determined by a conversion formula in the Line of Credit.

In addition, the Line of Credit Stockholders and the Placement Agent for the Line of Credit acquired warrants to purchase, in the aggregate, 600,000 shares of common stock at prices to be determined in the Line of Credit. In connection with these and other offerings, Adirondack Capital, L.L.C. received $200,000 and an option to purchase 600,000 shares of common stock at an exercise price of $1.875 per share for its services in structuring the investments. K. Ivan F. Gothner, the managing director of Adirondack, is a director of the Company. Mr. Gothner has served on our Board of Directors since 1997. We have agreed to reimburse Mr. Gothner for his out-of-pocket expenses incurred in connection with his service as a board member. In addition, we are obligated to pay Adirondack additional compensation in the amount of 5% of the proceeds received each time we exercise put rights. As of the date of this prospectus, Adirondack has been paid $587,500 pursuant to these arrangements. At the time of our IPO, Mr. Gothner was managing director of the Representative. In that capacity, he was assigned a portion of the Representative's Warrants issued in connection with our IPO.

Warrants

We issued 3,430,300 warrants in connection with our IPO and are offering 197,800 Representative's Second Tier Warrants hereby. The holders of each of these 3,628,100 warrants is entitled, upon payment of the exercise price of $5.85, to purchase one share of common stock. Unless previously redeemed, the warrants are exercisable at any time during the five-year period ending May 2, 2002, provided that a current prospectus relating to the underlying common stock is in effect and the shares are qualified for sale or exempt from qualification under applicable securities laws.

Commencing May 2, 1997, the warrants may be redeemed by the Company at a price of $.25 per warrant, if the trading price for the common stock on The Nasdaq SmallCap Market is equal to or exceeds $6.75 per share for twenty (20) consecutive trading days. We must give each warrant holder thirty (30) days notice if we intend to redeem any or all of the warrants. If we give notice of our intention to redeem any of the warrants, the warrant holders' right to exercise their warrants will be forfeited unless they exercise their warrants prior to the date on the notice of redemption. While we may legally give notice of our intention to redeem the warrants at a time when there is no current prospectus available, which would provide the warrant holders no opportunity to exercise the warrants before we redeem them, currently we do not intend to redeem the warrants unless a current prospectus is available at the time of redemption.

Anti-Takeover Provisions

We are subject to Section 203 of the Delaware

General Corporation Law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the Company approves the business combination in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

Our Bylaws provide that (i) the authorized number of directors may be changed only by resolution of the Board of Directors, and (ii) directors can only be removed with or without cause by a majority vote of the stockholders. Our Bylaws also provide that the Board of Directors be notified not less than 60 and not more than 90 days prior to any stockholders' meeting or any stockholder proposals or nominations of directors by the stockholders. These provisions could delay, deter, or prevent a change in control of the Company or depress the market price of common stock or discourage hostile bids in which stockholders of the Company could receive a premium for their shares of common stock.

INDEMNIFICATION

The Delaware General Corporation Law allows us to indemnify our directors and officers in terms sufficiently broad to indemnify such persons for liabilities arising under the Securities Act. We have a directors and officers liability insurance policy that, under certain circumstances, could serve to indemnify our directors and officers against liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission" or
"SEC").   Our SEC filings are available to the public over the Internet at the
SEC's website at http://www.sec.gov.  You may also read and copy any document we
                 ------------------
file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

Our common stock and warrants are listed on The Nasdaq SmallCap Market, a subsidiary of the National Association of Securities Dealers, Inc., or NASD. Our filings may be inspected and copied at the NASD's offices at 1735 K Street, N.W., Washington, DC 20006-1500.

We have filed a post-effective Amendment on Form S-3 to our Registration Statement on Form SB-2 with the SEC under the Securities Act. The post-effective amendment, together with all amendments and exhibits, updates the information contained in the prospectus used in our IPO. This prospectus does not contain all the information set forth in the post-effective amendment. The post-effective amendment omits certain information in accordance with the rules and regulations of the Commission. Statements made in this prospectus as to the contents of any agreement or other document referred to herein are not necessarily complete. We refer you to the post-effective amendment and to the exhibits and amendments filed with it for further information. Copies of these documents may be obtained from the Commission upon payment of the prescribed fee.

TRANSFER AGENT AND REGISTRAR

North American Transfer Company, Freeport, New York, is the transfer agent and registrar for the Company's common stock and warrants.

EXPERTS

Goldstein Golub Kessler LLP, or GGK, New York, New York, has audited the consolidated financial statements of the Company and subsidiaries for the two fiscal years ended March 31, 1997 and March 31, 1998 incorporated by reference in this prospectus and Registration Statement. The Company has relied on GGK's report in incorporating these financial statements and schedules given GGK's expertise in accounting and auditing.

IMPORTANT INFORMATION INCORPORATED INTO THIS PROSPECTUS

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities covered by this prospectus:

 .    our Quarterly Reports on Form 10-QSB for the fiscal quarters ended
     December 31, 1998, September 30, 1998, as amended, June 30, 1998, December 31, 1997, as amended, and September 30, 1997;

 .    our Current Reports on Form 8-K dated March 31, 1999, December 10, 1998,
     September 1, 1998, April 9, 1998, January 27, 1998, November 12, 1997, and November 6, 1997;

 .    our Proxy Statements dated July 27, 1998 and May 8, 1998;

 .    our Annual Reports on Form 10-KSB for the fiscal years ended March 31, 1998 and March 31, 1997;

 .    our prospectus filed pursuant to Rule 424(b) of the Securities Act, dated
     August 11, 1998.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

The Ashton Technology Group, Inc.
1900 Market Street, Suite 701
Philadelphia, PA 19103
Attn:  Chief Financial Officer
(215) 751-1900.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. A forward-looking statement involves known and unknown risks, uncertainties and other important factors that could cause our actual financial performance or achievements to differ materially from our future financial performance or achievements expressed or implied by such forward-looking statements.

The risks, uncertainties, and other important factors that could affect us include, among others:

  .  our dependence on our arrangements with the Philadelphia Stock Exchange;

  .  our dependence on proprietary technology;

  .  the risks of technological change and
     the increased cost of technology;

  .  trends in the electronic commerce industry and the Internet;

  .  our ability to develop markets;

  .  changes in our business strategy or development plans;

  .  the acceptance of our products;

  .  the availability, terms and deployment of capital;

  .  the availability of qualified personnel;

  .  changes in government regulation;

  .  general economic and business conditions;

  .  and other factors discussed in this prospectus.

Such forward-looking statements speak only as of the date of this prospectus. For discussion of the factors that might cause our performance to differ from actual results, see the discussion of "Risk Factors" beginning on page 4. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect any change in our expectations with regard to such statement or any change in events, conditions, or circumstances on which any forward-looking statement is based.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus. If any person makes a representation or gives any information other than those contained in this prospectus, you should not rely on it as having been authorized by the Company. This prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities other than the shares offered by this prospectus. This prospectus does not constitute an offer or solicitation to any person in any state where such an offer or solicitation would be unlawful. If you receive this prospectus or purchase any of the common stock offered by this prospectus, you should not assume that the information contained in this prospectus is correct as of any date after the date written on this prospectus.


TABLE OF CONTENTS
                                                                       PAGE
                                                                       ----

Prospectus Summary
Risk Factors
Use of Proceeds
Plan of Distribution
Description of Capital Stock
Indemnification
Where You Can Find More Information
Transfer Agent and Registrar
Experts
Important Information Incorporated
 Into this Prospectus
Forward-Looking Statements




                                   2,868,100


                                  Common Stock




                                    197,800

                            Redeemable Common Stock
                               Purchase Warrants



                             THE ASHTON TECHNOLOGY
                                  GROUP, INC.



                                ----------------

                                   PROSPECTUS

                                ----------------



                                 June __, 1999

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 15.  Indemnification of Directors and Officers

          The Delaware General Corporation Law authorizes the Company to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification of such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. In addition, the Company has obtained Directors' and Officers' Liability Insurance, which insures its officers and directors against certain liabilities such persons may incur in their capacities as officers or directors of the Company. The Company pays annual premiums of approximately $106,000 on this policy.

          Article 7 of the Company's Amended Certificate of Incorporation provides as follows:

          SEVENTH: Directors of the Corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation, or (4) a transaction from which the director derived an improper personal benefit.


Item 16.  Exhibits

     The following is a list of exhibits filed as part of this Registration Statement, as amended.

Exhibit
Number    Description
------    -----------

23.1      Consent of Goldstein Golub Kessler LLP


Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)    Include any prospectus required by section 10(a)(3) of the Securities
Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution;

          Provided, however, that, for small business issuers, paragraphs (1)(i) and (1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement of the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To file a post-effective amendment to remove from registration any of the securities being registered, which remain, unsold at the end of the offering.

          (4) If the small business issuer will offer the securities to existing security holders under warrants or rights and the small business issuer will reoffer to the public any securities not taken by the security holders, with any modifications that suit the particular case, to supplement the prospectus, after the end of the subscription period, the amount of unsubscribed securities that the underwriters will purchase and the terms of any later reoffering. If the underwriters make any public offering of the securities on terms different from those on the cover page of the prospectus, the small business issuer will file a post-effective amendment to state the terms of such offering.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to Form SB-2 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on June 4, 1999.

                       THE ASHTON TECHNOLOGY GROUP, INC.

                       By:  /s/ Arthur J.  Bacci
                          ----------------------
                          Arthur J.  Bacci
                          President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


--------------------------------------------------------------------------------
         Signature                          Title                      Date
         ---------                          -----                      ----
--------------------------------------------------------------------------------
/s/ Fredric W. Rittereiser     Chairman of the Board and Chief     June 4, 1999
----------------------------   Executive Officer (Principal
Fredric W.  Rittereiser        Executive Officer)
--------------------------------------------------------------------------------
/s/ Arthur J. Bacci             President and Chief Financial      June 4, 1999
----------------------------    Officer (Principal Financial
Arthur J. Bacci                 Officer and Principal Accounting
                                Officer)
--------------------------------------------------------------------------------
/s/ William W.  Uchimoto        Director and General Counsel       June 4, 1999
----------------------------
William W.  Uchimoto
--------------------------------------------------------------------------------
                                Director                           June _, 1999
----------------------------
Robert A.  Eprile
--------------------------------------------------------------------------------
/s/ John A.  Blohm              Director                           June 4, 1999
----------------------------
John A.  Blohm
--------------------------------------------------------------------------------
/s/ Fred S.  Weingard           Director                           June 4, 1999
----------------------------
Fred S.  Weingard
--------------------------------------------------------------------------------
/s/ K.  Ivan F.  Gothner        Director                           June 4, 1999
----------------------------
K.  Ivan F.  Gothner
--------------------------------------------------------------------------------
/s/ Richard E.  Butler          Director                           June 4, 1999
----------------------------
Richard E.  Butler
--------------------------------------------------------------------------------

                                 EXHIBIT INDEX
                                 -------------


Exhibit Number
--------------


23.1      Consent of Goldstein Golub Kessler LLP